Exhibit 10.10

LifePoint Hospitals, Inc.

Restricted Stock Award Agreement

Grant Number  _<GRANT_ID>__

This Agreement is made and entered into by and between LifePoint Hospitals, Inc. (the "Corporation") and _<PARTC_NAME> (the "Participant") in connection with a Restricted Stock Award under the LifePoint Hospitals, Inc. 1998 Long-Term Incentive Plan (the "Plan") that was made on the __<GRANT_DT>_ (“Date of Grant”).

The Participant is an employee of the Corporation or a Subsidiary and has been granted a Restricted Stock Award that is described herein. In consideration of the foregoing, the parties have entered into this Agreement to govern the terms of this Award:

1.           Restricted Stock Award. Subject to the terms and conditions set forth herein, the Corporation has granted to the Participant a Restricted Stock Award with respect to _<OPTS_GRANTED>_ shares of Common Stock, subject to adjustment as provided in Section 3.2 of the Plan. Subject to the continued employment of the Participant with the Corporation or a Subsidiary, this Award will become vested and no longer subject to forfeiture with respect to one-third of the shares covered hereunder on the first anniversary of the Date of Grant, with respect to two-thirds of the shares on the second anniversary of the Date of Grant, and will be fully vested on the third anniversary of the Date of Grant. Notwithstanding the preceding, this Award will become fully vested upon the death or disability of the Participant, or under the circumstances described in Section 12 of the Plan upon the Change in Control of the Corporation. If this Award is not fully vested upon the termination of Participant’s employment with the Corporation and its Subsidiaries, the unvested portion of this Award shall be immediately forfeited to the Corporation, unless such termination is due to death or the disability of the Participant. For purposes hereof, "disability" shall have the definition described in Section 409A(a)(2)(c) of the Code.

2.           Transfer of Award. Except for transfer by the Participant of his or her rights hereunder upon death pursuant to a will or by the laws of descent and distribution, this Restricted Stock Award is not transferable and the Participant may not make any disposition of the Award or the shares Common Stock described herein, or any interest herein, prior to the date(s) that such shares become vested in accordance with Paragraph 1 or the Plan. As used herein, "disposition" means any sale, transfer, encumbrance, gift, donation, assignment, pledge, hypothecation, or other disposition, whether similar or dissimilar to those previously enumerated, whether voluntary or involuntary, and whether during the Participant's lifetime or upon or after the Participant's death, including, but not limited to, any disposition by operation of law, by court order, by judicial process, or by foreclosure, levy, or attachment, except a transfer by will or by the laws of descent or distribution. Any attempted disposition in violation of this Paragraph is void.

3.           Tax Withholding. Subject to the requirements of Section 16(b) of the 1934 Act, and pursuant to Section 14.6 of the Plan, any tax withholding obligation of the Corporation arising in connection with this Restricted Stock Award, and/or the lapse of restrictions with respect hereto, shall be satisfied by the retention of shares of Common Stock subject to this Award that have a then-current Fair Market Value equal to the amount of taxes that are required to be remitted to the applicable taxing authorities calculated using the applicable supplemental wage withholding rate.

4.           Status of Participant. Except as otherwise provided for in the Plan or this Agreement, the Participant shall be deemed a stockholder of the Corporation with respect to the Common Stock covered by this Restricted Stock Award and shall be entitled to receive dividends and exercise voting rights with respect thereto. In the event the Corporation effects a recapitalization, stock split, stock dividend or other event described in Section 3.2 of the Plan, the shares of Common Stock received by the Participant with respect to this Award (or any shares of stock issued in substitution thereof) shall be subject to identical restrictions and shall be subject to the terms of this Agreement and the Plan. The Corporation is not required to issue shares of Common Stock under this Restricted Stock Award until all applicable requirements of law have been complied with and such shares shall have been duly listed on any securities exchange or market system on which the Common Stock may then be listed or traded. Until the time that the Restricted Stock covered hereby becomes vested or transferable pursuant to the terms of this Award, the Corporation may hold the shares in book entry form or otherwise delay the delivery of the Common Stock covered hereby.

5.           No Effect on Capital Structure. This Restricted Stock Award shall not affect the right of the Corporation or any Subsidiary to reclassify, recapitalize or otherwise change its capital or debt structure or to merge, consolidate, convey any or all of its assets, dissolve, liquidate, windup, or otherwise reorganize.

6.           Committee Authority. The full discretionary authority delegated to the Committee under the terms of the Plan, including Section 4, includes the authority to: (i) determine any question concerning the interpretation of this Agreement, (ii) make any required adjustments to this Restricted Stock Award, and (iii) determine if the conditions stated in the Plan and Agreement have occurred with respect hereto. Any question concerning the interpretation of this Agreement, any adjustments required to be made under the Plan and any controversy that may arise under the Plan or this Agreement shall be determined by the Committee in its sole discretion. Such decisions by the Committee shall be final and binding on all persons.

7.           Plan Controls. The terms of this Agreement are governed by the terms of the Plan, as it exists on the date of this Agreement and as the Plan is amended from time to time. A copy of the Plan and all amendments thereto has been previously provided to the Participant, and is made a part hereof as if fully set forth herein. In the event of any conflict between the provisions of the Agreement and the provisions of the Plan, the terms of the Plan shall control, except as expressly stated otherwise. For purposes of this Agreement, the defined terms in the Plan shall have the same meaning in this Agreement, except where the context otherwise requires. The term "Section" generally refers to provisions within the Plan. The term "Paragraph" generally refers to a provision of this Agreement.

8.           Notice. Any notice hereunder by the Participant shall be given to the Corporation in writing and such notice shall be deemed duly given only upon receipt thereof at the Corporation’s office at 103 Powell Court, Suite 200, Brentwood, Tennessee 37027, or at such other address as the Corporation may designate by notice to the Participant. Any notice hereunder by the Corporation shall be given to the Participant in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Participant may have on file with the Corporation.

9.           Information Confidential. As partial consideration for the grant of this Award, the Participant agrees that he or she will keep confidential all information and knowledge that the Participant has relating to the manner and amount of his or her participation in the Plan; provided, however, that such information may be disclosed as required by law and may be given in confidence to the Participant's spouse, tax and financial advisors, or to a financial institution to the extent that such information is necessary to secure a loan.

10.          Amendment. The Corporation, acting through the Committee or through the Board, may amend this Agreement at any time for any purpose determined by the Corporation in its sole discretion that is consistent with the Plan. All amendments and waivers must be in writing. The Corporation may not amend this Agreement, however, without the Participant’s express agreement to any amendment that would adversely affect the material rights of the Participant hereunder.

11.           Governing Law. Except as is otherwise provided in the Plan, where applicable, the provisions of this Agreement shall be governed by the internal laws of the State of Delaware.

           In Witness Whereof, the Corporation has adopted this instrument as the Agreement to govern the terms of the Award described herein. The Participant acknowledges and consents to the terms of this Agreement by accepting the grant of this Award and/or by signifying acceptance electronically through the administrative system adopted by the Corporation.

LifePoint Hospitals, Inc.

/s/ William F. Carpenter III
President and Chief Executive Officer